UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           Effective November 14, 2007, the Board of Directors of Key Technology, Inc. (the "Company") adopted amended and restated Bylaws (the "2007 Amended and Restated Bylaws").  Among other things, the 2007 Amended and Restated Bylaws:

•           Revise the requirements for a shareholder properly to bring a matter before an annual meeting of the shareholders.  As revised, the 2007 Amended and Restated Bylaws increase the advance notice period from 30 to 120 days prior to the date that corresponds to the date on which the preceding year's proxy materials were distributed and expand the information a shareholder must include in the advance written notice.

•           Require shareholders to provide a written request for a special meeting of the shareholders 60 days prior to the proposed date for such meeting.

•           Establish the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee as standing committees of the Board of Directors with the power and authority specified in the charter for each such committee.

•           Authorize ownership of shares of the Company's stock to be evidenced by direct registration on the books and records of the Company or its transfer agent without the issuance of a certificate.  This will allow the Company's securities to be eligible for a direct registration system, as required by the Nasdaq Stock Market, LLC.

The 2007 Amended and Restated Bylaws include other immaterial changes, including changes to the organization and language of various provisions.

The foregoing is a general description of the 2007 Amended and Restated Bylaws and is qualified in its entirety by the copy of the 2007 Amended and Restated Bylaws attached hereto as Exhibit 3.1(ii) and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

                (d)            Exhibits.

Exhibit No.                                           Description

3.1(ii)                           2007 Amended and Restated Bylaws of Key Technology, Inc., dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ David M. Camp
David M. Camp
President and Chief Executive Officer

Dated: November 20, 2007

EXHIBIT INDEX

Exhibit No.                                           Description

3.1(ii)                           2007 Amended and Restated Bylaws of Key Technology, Inc.,dated November 14, 2007